Exhibit 99.1
Perimeter Solutions Reports Second Quarter 2026 Financial Results
July 31, 2026
Second quarter Net Loss of $181.6M and Adjusted Net Income of $59.6M
Continued Value Driver execution and recent acquisitions drove second quarter Adjusted EBITDA of $105.6M
Second quarter Loss Per Diluted Share of $1.11 and Adjusted Earnings Per Diluted Share of $0.35
Acquired Monaco Enterprises, a leading provider of proprietary, mission-critical life safety and emergency management systems for U.S. government facilities
Clayton, Missouri, July 31, 2026 – Perimeter Solutions, Inc. (NYSE: PRM) (“Perimeter,” “Perimeter Solutions,” or the “Company”), a leading provider of industrial products and services that support critical and complex customer missions across a range of niche applications, today reported financial results for its second quarter ended June 30, 2026.
Second Quarter 2026 Results
•Net sales increased 31% to $213.8 million in the second quarter, as compared to $162.6 million in the prior year quarter.
•Fire Safety net sales increased 7% to $129.1 million, as compared to $120.3 million in the prior year quarter.
•Specialty Products net sales increased 100% to $84.7 million, as compared to $42.4 million in the prior year quarter.
•Net loss during the second quarter was $181.6 million, or $1.11 loss per diluted share, as compared to a net loss of $32.2 million, or $0.22 loss per diluted share in the prior year quarter.
•Second quarter non-GAAP adjusted earnings per diluted share was $0.35, as compared to non-GAAP adjusted earnings per diluted share of $0.39 in the prior year quarter.
•Adjusted EBITDA increased 16% to $105.6 million in the second quarter, as compared to $91.3 million in the prior year quarter.
•Fire Safety Segment Adjusted EBITDA increased 1% to $78.8 million, as compared to $77.7 million in the prior year quarter.
•Specialty Products Segment Adjusted EBITDA increased 96% to $26.8 million, as compared to $13.7 million in the prior year quarter.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Year-to-Date 2026 Results
•Net sales increased 44% to $338.9 million during the year-to-date period, as compared to $234.7 million in the prior year period.
•Fire Safety net sales increased 11% to $174.5 million, as compared to $157.4 million in the prior year period.
•Specialty Products net sales increased 113% to $164.4 million, as compared to $77.2 million in the prior year period.
•Net loss during the year-to-date period was $108.7 million, or $0.69 loss per diluted share, as compared to net income of $24.5 million, or $0.16 earnings per diluted share in the prior year period.
•Non-GAAP adjusted earnings per diluted share was $0.41 for both the year-to-date period and the prior year period.

•Adjusted EBITDA increased 34% to $146.7 million in the year-to-date period, as compared to $109.4 million in the prior year period.
•Fire Safety Segment Adjusted EBITDA increased 11% to $97.5 million, as compared to $87.7 million in the prior year period.
•Specialty Products Segment Adjusted EBITDA increased 127% to $49.3 million, as compared to $21.7 million in the prior year period.
•Reconciliation tables for non-GAAP measures are available in the attached schedules.
Capital Allocation
•On July 30, 2026, the Company acquired the outstanding capital stock of Monaco Enterprises, Inc. (“Monaco”) for a total cash purchase price, net of cash acquired of $120.0 million which was funded with cash on hand and proceeds from existing credit facilities. The Company expects Monaco to contribute more than $11 million of annualized Adjusted EBITDA, corresponding to a purchase multiple of approximately 10.5x enterprise value to Adjusted EBITDA. Monaco is included within the Fire Safety segment. EC M&A served as the exclusive financial adviser to Perimeter Solutions, while William Blair & Company, L.L.C. served as the exclusive adviser to Monaco Enterprises.
•The Company invested $12.7 million in capital expenditures during the quarter ended June 30, 2026.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Friday, July 31, 2026 to discuss financial results for the second quarter 2026. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter’s website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on “Events & Presentations.”
Following the live webcast, a replay will be available on the Company’s website. A telephonic replay will also be available approximately three hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll) and using Access ID “13758350”. The telephonic replay will be available until August 31, 2026 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions (NYSE: PRM) is a leading provider of industrial products and services that support critical and complex customer missions across a range of niche applications. Perimeter’s focus on superior customer service, paired with our Value Driver-focused operating strategy, decentralized operating model, and focus on driving value via capital allocation and capital structure management, fulfills our dual mandate: to serve customers and create value for stockholders. Perimeter is comprised of two segments, Fire Safety, including fire retardants and fire suppressants, and Specialty Products, which currently spans lubricant additives, electronic and electro-mechanical components, and highly engineered machinery for the medical device industry. Perimeter expects to continue expanding its portfolio through organic growth and value creating acquisitions.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Stockholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
The Company has not provided a GAAP reconciliation of Monaco’s expected contribution to annualized adjusted EBITDA, which is a forward-looking statement, in this press release as a result of the uncertainty regarding, and the potential variability of, reconciling items. Accordingly, a reconciliation of this non-GAAP measure to its corresponding GAAP equivalent is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In Thousands, except per share data	2026	2025	2026	2025
Net sales	$213,810	$162,639	$338,879	$234,669
Cost of goods sold	95,942	61,143	170,224	105,020
Gross profit	117,868	101,496	168,655	129,649
Operating expenses:
Selling, general and administrative expense	26,993	15,967	50,054	32,266
Amortization expense	24,025	14,604	46,624	28,703
Founders advisory fees - related party	266,255	96,883	189,877	16,270
Other operating expense	3,614	268	12,632	829
Total operating expenses	320,887	127,722	299,187	78,068
Operating (loss) income	(203,019)	(26,226)	(130,532)	51,581
Other expense (income):
Interest expense, net	19,593	9,930	43,949	19,574
Foreign currency gain	(1,203)	(2,096)	(2,554)	(3,255)
Other expense (income), net	27	(212)	(337)	(69)
Total other expense, net	18,417	7,622	41,058	16,250
(Loss) income before income taxes	(221,436)	(33,848)	(171,590)	35,331
Income tax benefit (expense)	39,801	1,687	62,891	(10,806)
Net (loss) income	(181,635)	(32,161)	(108,699)	24,525
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(9,132)	24,120	(15,698)	32,005
Total comprehensive (loss) income	$(190,767)	$(8,041)	$(124,397)	$56,530
(Loss) earnings per share:
Basic	$(1.11)	$(0.22)	$(0.69)	$0.17
Diluted	$(1.11)	$(0.22)	$(0.69)	$0.16
Weighted average number of shares outstanding:
Basic	163,410,894	147,055,804	158,663,642	147,779,470
Diluted	163,410,894	147,055,804	158,663,642	156,039,133

PERIMETER SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

In Thousands, except per share data	June 30, 2026	December 31, 2025
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$82,776	$325,927
Accounts receivable, net	158,095	64,363
Inventories	203,265	139,634
Prepaid expenses and other current assets	52,252	34,049
Total current assets	496,388	563,973
Property, plant and equipment, net	109,215	85,138
Operating lease right-of-use assets	41,351	30,152
Finance lease right-of-use assets	5,223	5,713
Goodwill	1,365,724	1,065,211
Customer lists, net	904,934	628,189
Technology and patents, net	195,537	184,804
Tradenames, net	123,064	86,330
Other assets, net	3,322	3,497
Total assets	$3,244,758	$2,653,007
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$44,967	$30,301
Accrued expenses and other current liabilities	67,062	47,212
Founders advisory fees payable - related party	177,957	95,726
Deferred revenue	26,413	1,879
Total current liabilities	316,399	175,118
Long-term debt, net	1,210,247	669,122
Operating lease liabilities, net of current portion	36,370	27,860
Finance lease liabilities, net of current portion	5,367	5,694
Deferred income taxes	77,997	80,410
Founders advisory fees payable - related party	452,617	440,697
Preferred stock	118,962	115,904
Preferred stock - related party	520	1,293
Other non-current liabilities	4,661	3,590
Total liabilities	2,223,140	1,519,688
Equity:
Common stock, $0.0001 par value per share	19	17
Treasury stock, at cost	(168,197)	(168,197)
Additional paid-in capital	2,113,652	2,100,958
Accumulated other comprehensive loss	(22,068)	(6,370)
Accumulated deficit	(901,788)	(793,089)
Total equity	1,021,618	1,133,319
Total liabilities and equity	$3,244,758	$2,653,007

PERIMETER SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
In Thousands	2026	2025
Cash flows from operating activities:
Net (loss) income	$(108,699)	$24,525
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Founders advisory fees - related party (change in fair value)	189,877	16,270
Depreciation and amortization expense	56,047	34,817
Interest and payment-in-kind on preferred stock	3,809	3,666
Stock-based compensation	5,490	4,909
Non-cash lease expense	5,283	2,913
Deferred income taxes	(73,319)	(11,293)
Amortization of deferred financing costs	1,347	890
Foreign currency gain	(2,554)	(3,255)
Loss on disposal of assets	17	6
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(69,451)	(63,460)
Inventories	(15,856)	(21,834)
Prepaid expenses and current other assets	(21,335)	4,687
Accounts payable	7,281	12,003
Deferred revenue	23,275	18,340
Income taxes payable, net	2,721	7,962
Accrued expenses and other current liabilities	5,105	(763)
Founders advisory fees - related party (cash settled)	(95,726)	(6,677)
Operating lease liabilities	(4,085)	(1,998)
Finance lease liabilities	(236)	(251)
Other, net	1,394	(563)
Net cash (used in) provided by operating activities	(89,615)	20,894
Cash flows from investing activities:
Purchase of property and equipment	(18,526)	(17,577)
Purchase of intangible assets	—	(15,226)
Purchase of businesses, net of cash acquired	(682,294)	(10,000)
Net cash used in investing activities	(700,820)	(42,803)
Cash flows from financing activities:
Common stock repurchased	—	(40,370)
Proceeds from exercises of options	7,648	292
Principal payments on finance lease obligations	(379)	(482)
Proceeds from issuance of long-term debt	550,000	—
Payment of debt issuance costs	(10,057)	—
Net cash provided by (used in) financing activities	547,212	(40,560)
Effect of foreign currency on cash and cash equivalents	72	4,671
Net change in cash and cash equivalents	(243,151)	(57,798)
Cash and cash equivalents, beginning of period	325,927	198,456
Cash and cash equivalents, end of period	$82,776	$140,658
Supplemental disclosures of cash flow information:
Cash paid for interest	$19,573	$19,698
Cash paid for income taxes	$5,647	$12,844

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Adjusted EBITDA and Segment Adjusted EBITDA

Adjusted EBITDA and Segment Adjusted EBITDA are defined as income (loss) before income taxes plus net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense, (v) purchase accounting impact - inventory step up and (vi) foreign currency loss (gain). To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA and Segment Adjusted EBITDA, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company’s operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.

(Unaudited)	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
In Thousands	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Loss before income taxes	$(179,329)	$(42,107)	$(221,436)	$(27,068)	$(6,780)	$(33,848)
Depreciation and amortization	14,258	14,650	28,908	13,620	4,304	17,924
Interest and financing expense	8,594	10,999	19,593	6,180	3,750	9,930
Founders advisory fees - related party	233,180	33,075	266,255	83,319	13,564	96,883
Non-recurring expenses (1)	1,217	1,326	2,543	27	13	40
Acquisition costs	—	3,558	3,558	96	171	267
Stock-based compensation expense	2,009	883	2,892	2,007	231	2,238
Purchase accounting impact - inventory step up (2)	—	4,480	4,480	—	—	—
Foreign currency (gain) loss	(1,170)	(33)	(1,203)	(522)	(1,574)	(2,096)
Segment Adjusted EBITDA	$78,759	$26,831	$105,590	$77,659	$13,679	$91,338

(1)
For the three months ended June 30, 2026, $1.4 million was related to restructuring and other non-recurring costs and $1.1 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company. For the three months ended June 30, 2025, $0.1 million was related to restructuring and other non-recurring costs.

(2)	For the three months ended June 30, 2026, $4.5 million was primarily related to the impact of purchase accounting on the cost of inventory sold. The acquired inventory was recorded at fair value, resulting in a step-up in basis.

(Unaudited)	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
In Thousands	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
(Loss) income before income taxes	$(117,202)	$(54,388)	$(171,590)	$31,810	$3,521	$35,331
Depreciation and amortization	28,750	27,297	56,047	26,385	8,432	34,817
Interest and financing expense	19,049	24,900	43,949	12,134	7,440	19,574
Founders advisory fees - related party	166,290	23,587	189,877	13,992	2,278	16,270
Non-recurring expenses (1)	1,349	1,585	2,934	261	686	947
Acquisition costs	10	12,516	12,526	96	732	828
Stock-based compensation expense	2,725	2,765	5,490	3,583	1,326	4,909
Purchase accounting impact - inventory step up (2)	—	10,070	10,070	—	—	—
Foreign currency (gain) loss	(3,521)	967	(2,554)	(517)	(2,738)	(3,255)
Segment Adjusted EBITDA	$97,450	$49,299	$146,749	$87,744	$21,677	$109,421

(1)
For the six months ended June 30, 2026, $1.5 million was related to restructuring and other non-recurring costs and $1.4 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company. For the six months ended June 30, 2025, $0.6 million was related to restructuring and other non-recurring costs and $0.4 million was related to the Redomiciliation Transaction.

(2)	For the six months ended June 30, 2026, $10.1 million was primarily related to the impact of purchase accounting on the cost of inventory sold. The acquired inventory was recorded at fair value, resulting in a step-up in basis.

Adjusted Net Income and Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income divided by adjusted diluted shares. Adjusted Net Income is defined as net income (loss) plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring, (ii) acquisition related costs, (iii) founder advisory fee expenses, (iv) stock-based compensation expense, (v) purchase accounting impact - inventory step up and (vi) foreign currency loss (gain). Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options excluded under U.S. GAAP due to a net loss, less dilution related to founders advisory fees. To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted Net Income and Adjusted EPS, which are non-GAAP measures used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and Adjusted Net Income should not be considered alternatives to GAAP earnings (loss) per share (“GAAP EPS”), net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP.

(Unaudited)	Three Months Ended June 30,
In Thousands, except share and per share data	2026	2025
GAAP net loss	$(181,635)	$(32,161)
Adjustments:
Amortization	24,025	14,604
Founders advisory fees - related party	266,255	96,883
Non-recurring expenses (1)	2,543	40
Acquisition costs	3,558	267
Stock-based compensation expense	2,892	2,238
Purchase accounting impact - inventory step up (2)	4,480	—
Foreign currency gain	(1,203)	(2,096)
Tax impact of non-GAAP adjustments (3)	(61,344)	(22,631)
Adjusted net income	$59,571	$57,144

Shares used in computing GAAP Earnings (Loss) Per Share (diluted)	163,410,894	147,055,804
Options (4)	7,723,977	1,276,730
Shares underlying Founders fixed advisory fees (5)	—	—
Shares underlying Founders variable advisory fees (6)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	171,134,871	148,332,534

GAAP (Loss) Earnings Per Share (diluted)	$(1.11)	$(0.22)
Adjusted Earnings Per Share (diluted)	$0.35	$0.39
______________________________
(1)
For the three months ended June 30, 2026, $1.4 million was related to restructuring and other non-recurring costs and $1.1 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company. For the three months ended June 30, 2025, $0.1 million was related to restructuring and other non-recurring costs.

(2)	For the three months ended June 30, 2026, $4.5 million was primarily related to the impact of purchase accounting on the cost of inventory sold. The acquired inventory was recorded at fair value, resulting in a step-up in basis.
(3)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(4)	The Company adds back the dilutive impact of options if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(5)	As of June 30, 2026, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee.
(6)	Based on period end market prices as of June 30, 2026, a maximum of 6.1 million shares were issuable within 12 months under the Founders variable advisory fee.

(Unaudited)	Six Months Ended June 30,
In Thousands, except share and per share data	2026	2025
GAAP net (loss) income	$(108,699)	$24,525
Adjustments:
Amortization	46,624	28,703
Founders advisory fees - related party	189,877	16,270
Non-recurring expenses (1)	2,934	947
Acquisition costs	12,526	828
Stock-based compensation expense	5,490	4,909
Purchase accounting impact - inventory step up (2)	10,070	—
Foreign currency gain	(2,554)	(3,255)
Tax impact of non-GAAP adjustments (3)	(87,663)	(11,694)
Adjusted net income	$68,605	$61,233

Shares used in computing GAAP Earnings Per Share (diluted)	158,663,642	156,039,133
Options (4)	7,110,289	—
Shares underlying Founders fixed advisory fees (5)	—	(7,071,183)
Shares underlying Founders variable advisory fees (6)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	165,773,931	148,967,950

GAAP (Loss) Earnings Per Share (diluted)	$(0.69)	$0.16
Adjusted Earnings Per Share (diluted)	$0.41	$0.41
______________________________
(1)
For the six months ended June 30, 2026, $1.5 million was related to restructuring and other non-recurring costs and $1.4 million was related to litigation costs arising from a contractual dispute regarding control of the P2S5 facility, which is currently operated by Flexsys Chemical Company. For the six months ended June 30, 2025, $0.6 million was related to restructuring and other non-recurring costs and $0.4 million was related to the Redomiciliation Transaction.

(2)	For the six months ended June 30, 2026, $10.1 million was primarily related to the impact of purchase accounting on the cost of inventory sold. The acquired inventory was recorded at fair value, resulting in a step-up in basis.
(3)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(4)	The Company adds back the dilutive impact of options if amounts were excluded for purposes of GAAP EPS due to a GAAP net loss during the period.
(5)	As of June 30, 2026, a maximum of 2.4 million shares were issuable within 12 months under the Founders fixed advisory fee.
(6)	Based on period end market prices as of June 30, 2026, a maximum of 6.1 million shares were issuable within 12 months under the Founders variable advisory fee.